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                                                                    EXHIBIT 99.1

CONSOLIDATION CAPITAL CORPORATION
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FOR IMMEDIATE RELEASE - AUGUST 24, 1998        RELEASE NO.    98-015


CONSOLIDATION CAPITAL CORPORATION     CONTACT: TIMOTHY C. CLAYTON
(NASDAQ - "BUYR")                              CONSOLIDATION CAPITAL CORPORATION
                                               (202) 261-6000  EDELMAN FINANCIAL
                                               ELLIOTT SLOANE
                                               (212) 704-8126



                  CONSOLIDATION CAPITAL CORPORATION ANNOUNCES
                             STOCK BUYBACK PROGRAM


Washington, D.C. (August 24, 1998) - Consolidation Capital Corporation (Nasdaq:
BUYR) today announced that its Board of Directors has authorized the repurchase of up to 3,100,000 shares of Consolidation Capital common stock.

"We have set the number of shares to be repurchased to approximate the number of shares that we intend to issue in specific acquisitions that we expect to close in the near future," said Jonathan Ledecky, Chairman and CEO of Consolidation Capital. "At the current market price of our stock, this repurchase is a sound investment for the Company, which has more than $320 million in cash. This cash will also enable us to process our robust acquisition backlog," said Ledecky.

"The repurchases effectively maintain our public float at its current levels and enable us to continue to incentivize the entrepreneurs of the acquired companies by paying a significant amount of the purchase price with our stock, which they have agreed to hold for up to two years," said Timothy Clayton, Chief Financial Officer. "While at this time our Board of Directors has not authorized future repurchases, we will continue to evaluate prevailing market and business conditions to determine the appropriateness of additional stock repurchases, whether in connection with future acquisitions or otherwise," said Clayton.

The repurchases, which represent up to approximately 7% of the Company's 42,958,536 currently outstanding shares of common stock, will be made from time to time through open market or privately negotiated purchases at the discretion of the Company and in accordance with the rules of the Securities and Exchange Commission. The amount and timing of the repurchases will depend on the price of the Company's common stock and market and business conditions, including the amount and timing of acquisitions.
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CONSOLIDATION CAPITAL CORPORATION
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Press Release 98-015
Page 2


Consolidation Capital also announced that its Board of Directors has approved a change in the Company's name to Building One Services Corporation. The Company believes that Building One Services Corporation more accurately communicates the Company's focus on the facilities services industry than the Company's present name. The new name is subject to stockholder approval at the Company's 1998 Annual Meeting, which will be held on September 15, 1998 at the Willard Inter-Continental Washington Hotel in Washington, D.C.

Consolidation Capital Corporation is consolidating the facilities services industry to become a national single-source provider of facilities services. Facility services companies provide many products and services needed for the routine operation and maintenance of a building. Consolidation Capital currently has annualized revenues of approximately $1.0 billion and has acquired companies in the electrical, mechanical and janitorial segments of the facilities services industry.

The foregoing information contains forward-looking statements. Among such statements may be comments regarding the Company's acquisition program, growth in revenues and earnings, operating efficiencies, and plans with respect to potential new products or services. These statements are qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation, the following: the dependence on key personnel of the Company and hourly wage and technical employees; risks related to the Company's consolidation strategy and its ability to complete acquisitions; the ability to integrate acquisitions; risks related to acquisition financing, including potential dilution; possible significant amortization charges; exposure to downturns in commercial and industrial construction; substantial competition; and other factors affecting the Company's prospects described in the Company's most recent Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 3, 1998.


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